
          <ARTICLE> 5
          <LEGEND>
          This schedule  contains summary  financial information  extracted from the unaudited condensed consolidated financial statements of
          T.    Rowe    Price   Realty    Income    Fund    IV,   America's
          Sales-Commission-Free Real Estate Limited Partnership included in the accompanying Form 10-Q  which is Amendment No. 1 to  the Form
          10-Q for  the period  ended September 30,  1995, which  was filed with the Commission on November 14, 1995 and is qualified in  its entirety by reference to such financial statements.
          </LEGEND>
          <CIK> 0000826315
          <NAME>  T.   ROWE  PRICE   REALTY  INCOME   FUND  IV,   AMERICA'S
          SALES-COMMISS

          <PERIOD-TYPE>                   9-MOS
          <FISCAL-YEAR-END>                          DEC-31-1995
          <PERIOD-START>                             JAN-01-1995
          <PERIOD-END>                               SEP-30-1995
          <CASH>                                       2,027,000
          <SECURITIES>                                         0
          <RECEIVABLES>                                  845,000
          <ALLOWANCES>                                   265,000
          <INVENTORY>                                          0
          <CURRENT-ASSETS>                                     0<F1>
          <PP&E>                                      26,600,000
          <DEPRECIATION>                               3,696,000
          <TOTAL-ASSETS>                              25,729,000
          <CURRENT-LIABILITIES>                                0<F1>
          <BONDS>                                              0
          <COMMON>                                             0
          <PREFERRED-MANDATORY>                                0
          <PREFERRED>                                          0
          <OTHER-SE>                                  24,122,000<F2>
          <TOTAL-LIABILITY-AND-EQUITY>                25,729,000
          <SALES>                                              0
          <TOTAL-REVENUES>                             2,720,000
          <CGS>                                                0
          <TOTAL-COSTS>                                1,942,000
          <OTHER-EXPENSES>                                     0
          <LOSS-PROVISION>                                     0<F3>
          <INTEREST-EXPENSE>                                   0
          <INCOME-PRETAX>                                778,000
          <INCOME-TAX>                                         0
          <INCOME-CONTINUING>                            778,000
          <DISCONTINUED>                                       0
          <EXTRAORDINARY>                                      0
          <CHANGES>                                            0
          <NET-INCOME>                                   778,000
          <EPS-PRIMARY>                                        0<F4>
          <EPS-DILUTED>                                        0












          <F1>Not contained in registrant's unclassified balance sheet.
          <F2>Partners' Capital.
          <F3>Not reported at interim.
          <F4>Not  applicable.  Net income  per limited partnership unit is
          $1.01.






















































